ADDENDUM II to LETTER AGREEMENT

This Second Addendum (the "Addendum II"), effective as of 3/1/08 (the "Effective Date"), is attached to and made part of the Letter Agreement dated August 16, 2007 (the "Letter Agreement") between CardioVascular BioTherapeutics, Inc., a Delaware corporation ("Cardio"), and GHL Financial Services Ltd., Inc. ("GHL") (collectively the "Agreement").

WHEREAS, Cardio and GHL desire to add certain terms to the Agreement and enter into this Addendum to reflect the additional terms agreed upon between the parties. Defined terms shall have the same definition as in the Letter Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained in this Addendum, for valuable consideration the sufficiency of which is acknowledged, it is hereby agreed and stipulated as follows:

Regulation D Bridge Note Fund Raising: In addition to the engagement set forth in the Letter Agreement and Addendum I, Cardio further engages GHL to assist as lead placing agent for a fund raising that involves the issuance of promissory notes that mature in 18 months and warrants issued in reliance on the exemption afforded under Regulation D of the Securities Act of 1933.

Commissions: Cardio agrees to pay GHL, or allow GHL to retain from proceeds, for its services under this Addendum II a transaction fee equal to ten percent (10%) of aggregate gross proceeds received by Cardio and originated by GHL or one of its sub-placing agents.

Sub Placing Agents: The parties agree GHL may engage sub-placing agents and that GHL may disburse from Commissions, or authorize in writing sub-placing agents to retain from proceeds, any necessary funds required to fulfill obligation between GHL and sub-placing agents. GHL has discretion in determining the exact amount of the transaction fee to the sub-placing agents.

All other terms in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties signing hereto execute this Addendum II as of the Effective Date.

CardioVascular BioTherapeutics, Inc. A Delaware Corporation	GHL Financial Services Ltd., Inc.
By: [signature]	By: [signature]
Print Name: Mickael A. Flaa	Print Name: GRANT GORDON
Title: CFO	Title: PRESIDENT